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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 19, 2002

WASHINGTON GROUP INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)
1-12054 (Commission File Number)	33-0565601 (IRS Employer Identification No.)
720 Park Boulevard, Boise, Idaho (Address of Principal Executive Offices)	83712 (Zip Code)

Registrant's telephone number, including area code 208-386-5000

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

        As previously reported, on January 25, 2002 (the "Effective Date"), Washington Group International, Inc. ("WGI") emerged from chapter 11 bankruptcy protection pursuant to its Second Amended Joint Plan of Reorganization, as modified and confirmed by the United States Bankruptcy Court for the District of Nevada (the "Plan"). In connection with its reorganization, WGI adopted fresh-start reporting pursuant to the guidance provided by the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code," effective February 1, 2002. WGI elected to use February 1, 2002 as its fresh-start reporting date instead of the Effective Date for administrative convenience and because interim activity was immaterial. Accordingly, the reorganization value of $550,000,000 as determined by an independent financial advisor was allocated to the net assets on the basis of estimates of fair values as of February 1, 2002. In addition, the accumulated deficit and capital structure of WGI through February 1, 2002 was eliminated and the new capital structure of the successor company was recorded in conformity with the Plan, and as such, WGI has recorded the effects of the Plan and fresh-start reporting. A copy of the fresh-start balance sheet with accompanying notes and a report by Deloitte & Touche LLP, WGI's independent auditors, are attached hereto as Exhibit 99.1 and are incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (c)
  Exhibits.
Exhibit Number	Exhibit
99.1	Washington Group International, Inc. and subsidiaries Consolidated Balance Sheet, Notes to Consolidated Balance Sheet and Independent Auditors' Report

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON GROUP INTERNATIONAL, INC.
July 19, 2002	By:	/s/ CRAIG G. TAYLOR Craig G. Taylor Secretary

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SIGNATURES